Exhibit 16.1

03/06/2017

Securities and Exchange Commission
100 F Street NE
Washington DC 20549-7561

To Whom It May Concern,

We have read Item 4.01 of Form 8-K dated March 6, 2017, of Worlds Mall, Inc. (the "Company") and are in agreement with the statements contained therein insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the company contained therein.

Sincerely,

/s/ Yu Certified Public Accountant PC

Yu Certified Public Accountant PC

Certified Public Accountants

149 Madison Avenue, 11th Fl, New York NY 10016

Tel: 347-618-9237, 718-866-8185

Email: Info@ywlcpa.com